Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the Roper Industries Inc., Employees' Retirement Savings 003 Plan (the “Plan”) on Form 11-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Paul J. Soni, the Administrator of the Plan, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Paul J. Soni

Paul J. Soni
Plan Administrator
October 30, 2007

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Roper Industries, Inc. (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Additionally, a signed original of this certification required by Section § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.